Exhibit 99.1

NEWS RELEASE July 26, 2017

Contacts:	Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE CLOSES PUBLIC OFFERINGS OF COMMON

STOCK AND MANDATORY CONVERTIBLE PREFERRED STOCK

July 26, 2017 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has closed its concurrent offerings of 40,150,000 shares of its common stock at $96.00 per share and 1,650,000 shares of its 6.875% Mandatory Convertible Preferred Stock, Series A, at $1,000.00 per share. The amounts sold include 3,650,000 shares of common stock and 150,000 shares of Mandatory Convertible Preferred Stock issued pursuant to the underwriters’ exercise of the overallotment options.

The common stock offering and the Mandatory Convertible Preferred Stock offering generated net proceeds of approximately $3.755 billion and $1.606 billion, respectively, in each case after issuance discounts and offering expenses payable by Crown Castle. Crown Castle expects to use the net proceeds from these offerings, together with the net proceeds from the recently announced senior notes offering and cash on hand, to finance the consideration to be paid in connection with the previously announced acquisition of LTS Group Holdings LLC (“Lightower Acquisition”) and to pay related fees and expenses. If for any reason the Lightower Acquisition does not close, then Crown Castle expects to use the net proceeds from these offerings for general corporate purposes, which may include, in the Company’s sole discretion, the redemption of the Mandatory Convertible Preferred Stock and the repurchase or repayment of indebtedness.

Morgan Stanley, BofA Merrill Lynch and J.P. Morgan acted as joint bookrunners of the offerings and representatives of the underwriters. Additionally, Barclays and RBC Capital Markets acted as joint bookrunners of the offerings.

These offerings were made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). Each offering was made only by means of a prospectus supplement relating to such offering and the accompanying base prospectus, copies of which may be obtained by contacting the underwriters using the information provided below. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

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News Release continued:	Page 2

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the use of proceeds from the offerings. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

UNDERWRITER CONTACT INFORMATION

Morgan Stanley & Co. LLC 180 Varick St, 2nd Floor New York, NY 10014 Attn: Prospectus Department Toll-free: (866) 718-1649	BofA Merrill Lynch NC1-004-03-43 200 North College Street, 3rd floor Charlotte, NC 28255-0001 Attn: Prospectus Department Email: dg.prospectus_requests@baml.com

J.P. Morgan Securities LLC c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Attn: Prospectus Department Toll-free: (866) 803-9204